AMENDMENT NO. 1 TO TERM LOAN AGREEMENT
DATED AS OF AUGUST 21, 2012
BY AND AMONG
PIEDMONT OPERATING PARTNERSHIP, LP,
AS BORROWER,
PIEDMONT OFFICE REALTY TRUST, INC.,
AS PARENT,
JPMORGAN CHASE BANK, N.A.,
AS ADMINISTRATIVE AGENT
AND
THE FINANCIAL INSTITUTIONS PARTY HERETO
AS LENDERS

1

AMENDMENT NO. 1 TO TERM LOAN AGREEMENT
This AMENDMENT NO. 1 TO TERM LOAN AGREEMENT, dated as of August 21, 2012 (this “Amendment No. 1”), is by and among PIEDMONT OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“Borrower”), each of the financial institutions party to the Loan Agreement defined below (collectively, the “Lenders” and individually a “Lender”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Agent”). Reference is made to that certain Term Loan Agreement, dated as of November 22, 2011 (the “Loan Agreement”), by and among the Borrower, the Lenders referenced therein and the Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Loan Agreement, as amended hereby.
RECITALS
WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Loan Agreement, and the Lenders are willing to make such changes as set forth herein;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. AMENDMENTS TO LOAN Agreement.

As of the Amendment Effective Date (as defined in Section 3 hereof), the Loan Agreement is hereby amended as follows:

1.1    Amendments to Section 1.1. Section 1.1 of the Loan Agreement is amended by amending and restating each of the following definitions in their entirety to read as follows:

“Applicable Margin” means the percentage per annum determined, at any time, based on the Credit Rating of the Parent or the Credit Rating of the Borrower, whichever is higher, in accordance with the levels in the table set forth below (each a “Level”). Any change in the Credit Rating of the Parent or the Borrower which would cause it to move to a different Level in such table shall effect a change in the Applicable Margin on the Business Day on which such change occurs. During any period that either the Parent or the Borrower has received Credit Ratings that are not equivalent, the Credit Rating of such Person shall be determined by the higher of such two Credit Ratings. During any period for which either the Parent or the Borrower has received a Credit Rating from only one Rating Agency, then the Credit Rating of such Person shall be determined based on such Credit Rating. During any period for which neither the Parent nor the Borrower has a Credit Rating from either Rating Agency, the Applicable Margin shall be determined based on Level 5. As of the Agreement Date and thereafter until changed as provided above, the Applicable Margin is determined based on Level 3.

Level	Credit Rating (S&P/Moody's)	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
1	A-/A3	1.1%	0.1%
2	BBB+/Baal	1.2%	0.2%
3	BBB/Baa2	1.45%	0.45%
4	BBB-/Baa3	1.8%	0.8%
5	< BBB-/Baa3	2.25%	1.25%

“Base Rate” means for any day the per annum rate of interest equal to the greatest of (a) the Prime Rate, (b) the Federal Funds Rate plus one-half of one percent (0.5%) or (c) the LIBOR for a one-month Interest Period on such day (or, if such day is not a Business Day, the immediately preceding Business Day)

plus 1% (provided that for the avoidance of doubt, LIBOR on any day shall be based on the BBA LIBOR rate appearing on Reuters Screen LIBOR01 Page (or any successor or substitute to such page) at approximately 11:00 a.m. London time on such date). Any change in the Base Rate resulting from a change in the Prime Rate, the Federal Funds Rate or LIBOR shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs.
“Capitalized Lease Obligation” means an obligation as lessee under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.
“Development Property” means a Property currently under development that has not achieved an Occupancy Rate of at least 80%, or on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed. A Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least eight (8) complete fiscal quarters shall cease to constitute a Development Property notwithstanding the fact that such Property has not achieved an Occupancy Rate of at least 80%.
“Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is fully developed as an office or industrial property; (b) the Property is owned, or leased under a Ground Lease, entirely by the Borrower and/or a Subsidiary of the Borrower and/or a Partially-Owned Entity; (c) neither such Property, nor any interest of the Borrower, any Subsidiary and/or any Partially-Owned Entity therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (f) of the definition of Permitted Liens) or a Negative Pledge; (d) if such Property is owned or leased by a Subsidiary and/or a Partially-Owned Entity (i) none of the Borrower's direct or indirect ownership interest in such Subsidiary or Partially-Owned Entity is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (f) of the definition of Permitted Liens) or to a Negative Pledge; and (ii) except for Properties owned or leased by a Partially-Owned Entity, the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable; (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property; (f) if such Property is owned or leased by a Subsidiary and/or a Partially-Owned Entity that is not a Guarantor, such Subsidiary or Partially-Owned Entity has no (i) Indebtedness (other than (x) Nonrecourse Indebtedness or (y) Indebtedness owed to Borrower or any Subsidiary of Borrower as lender and that has not been pledged or otherwise subjected to any lien by Borrower or such Subsidiary of Borrower) or (ii) other liabilities, including without limitation contingent liabilities, determined in accordance with GAAP, and in any event including obligations in respect of any forward commitment, put right enforceable against such Subsidiary or Partially-Owned Entity, purchase or repurchase obligation or other obligation that requires such Subsidiary or Partially-Owned Entity to acquire any asset; provided that such Subsidiary or Partially-Owned Entity may have liabilities described in this clause (ii) so long as the aggregate amount thereof does not exceed 5% of the total assets of such Subsidiary or Partially-Owned Entity; and (g) such Property is not owned or leased by any Subsidiary or Partially-Owned Entity (i) which has taken any action described in clauses (i) through (viii) of Section 10.1(f), (ii) which is subject to any proceedings of the type described in Section 10.1(g), (iii) against whom there are judgments or orders for the payment of money or for an injunction of the type described in Section 10.1(i) or (iv) with respect to which Subsidiary's or Partially-Owned Entity's Property a warrant, writ of attachment, execution or similar process of the type described in Section 10.1(j) has been issued, in each case whether or not such Sections are applicable to such Subsidiary or Partially-Owned Entity.
“Existing Revolving Credit Facility” means the $500,000,000 (subject to increase in accordance with its terms) revolving credit facility evidenced by that certain Revolving Credit Agreement dated as of August 21, 2012 by and among the Borrower, the Parent, the lenders from time to time party thereto as “Lenders”, and JPMorgan Chase Bank, N.A., as Agent.
“Net Operating Income” or “NOI” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss or business interruption insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent) minus (b) all expenses paid (excluding acquisition costs for such Property and interest, but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Parent or any Consolidated Subsidiary and any property management fees) minus (c) the Capital Reserves for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of two percent (2%) of the gross revenues for such Property for such period. Notwithstanding the foregoing and for the avoidance of doubt, for purposes of calculating the value of a Property under the definitions of Total Asset Value and Unencumbered Asset Value, the value of rents under leases included in Net Operating Income shall include the effects of “straight-line rent accounting”.
“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property (i) physically occupied by Affiliated tenants in connection with the management and operation of the Borrower's business and assets, or (ii) actually occupied by non-Affiliated tenants paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 90 or more days to (b) the aggregate net rentable square footage of such Property. For purposes of the definition of “Occupancy Rate”, a tenant shall be deemed to actually occupy a Property notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason, or for the purpose of completing tenant build-out or that is otherwise scheduled to be open for business within 90 days of the date of such determination.
“Stabilized Property” means a Property that is not an Acquisition Property, a Development Property or a Transition Property.
“Total Asset Value” means the sum of all of the following of the Parent and the Parent's Share of the following (excluding, with respect to Unconsolidated Affiliates, assets of the type described in the following clause (a)) with respect to Consolidated Subsidiaries and Unconsolidated Affiliates: (a) cash, cash equivalents and marketable securities (including cash held in escrow in connection with the completion of Internal Revenue Code Section 1031 “like-kind” exchanges, but excluding security deposits); provided that no such cash and cash equivalents will be added to Total Asset Value to the extent unrestricted cash and cash equivalents (in an amount equal to the lesser of (x) the amount of unrestricted cash and cash equivalents in excess of $30,000,000 and (y) the amount of Total Indebtedness or Secured Indebtedness, as applicable, that matures within twenty-four (24) months) have been deducted from Total Indebtedness or Secured Indebtedness in the calculation of the financial covenants, plus (b) with respect to each Stabilized Property owned by the Borrower or any Consolidated Subsidiary, the quotient of (i) Net Operating Income attributable to such Property for the fiscal quarter most recently ended times 4, divided by (ii) the applicable Capitalization Rate, plus (c) with respect to each Acquisition Property, each Development Property and each Transition Property, the greater of (i) the undepreciated GAAP book value (after taking into account any impairments) of such Property or (ii) the quotient of (A) Net Operating Income attributable to such Property for the fiscal quarter most recently ended times 4, divided by (B) the applicable Capitalization Rate, plus (d) the GAAP book value (after taking into account any impairments) of Unimproved Land, Mortgage Receivables and other promissory notes, plus (e) the quotient of (i) the management fee income of the Borrower and its Subsidiaries for the fiscal quarter most recently ended times 4, divided by (ii) 15%, plus (f) the undepreciated GAAP book value (after taking into account any impairments) of other tangible assets. For purposes of determining Total Asset Value, (A) Net Operating Income from Properties disposed of by the Borrower or any Consolidated Subsidiary during the immediately preceding fiscal quarter of the Parent (and, if determining Total Asset Value other than at the end of a fiscal quarter, disposed of by the Borrower or a Consolidated Subsidiary during the current fiscal quarter of the Parent) shall be excluded and (B) if determining Total Asset Value other than at the end of a fiscal quarter, the value of any Stabilized Property acquired during the current fiscal quarter shall be determined in accordance with clause (c)(i) above.
For purposes of this definition, to the extent the aggregate Total Asset Value attributable to (1) Development Properties, (2) Transition Properties, (3) Unimproved Land, (4) Mortgage Receivables and other promissory notes and (5) Investments in (x) general and limited partnerships, joint ventures, other Persons which investments are accounted for on an equity basis in accordance with GAAP and (y) Persons that are not Subsidiaries would exceed 35% of the Total Asset Value, such excess shall be excluded.
“Unencumbered Asset Value” means the sum of all of the following of the Parent and the Parent's Share of the following (excluding assets of the type described in the following clauses (a), (e) and (f) owned by any Partially-Owned Entity) with respect to Wholly Owned Subsidiaries and Partially-Owned Entities: (a) unrestricted cash, cash equivalents and marketable securities (including cash held in escrow in connection with the completion of Internal Revenue Code Section 1031 “like-kind” exchanges, but excluding security deposits), (b) the Unencumbered NOI (excluding NOI attributable to Acquisition Properties, Development Properties and Transition Properties) for the fiscal quarter most recently ended times 4 divided by the applicable Capitalization Rate, plus (c) with respect to Eligible Properties that are Acquisition Properties or Transition Properties, the greater of (i) the undepreciated GAAP book value (after taking into account any impairments) of such Property or (ii) the value of such Property as calculated in accordance with clause (b) hereof without regard to the parenthetical therein, plus (d) with respect to Development Properties owned by the Borrower, any Subsidiary and/or any Partially-Owned Entity that meet the requirements of clauses (b) through (d), (e) (with respect to title defects and environmental conditions only), (f) and (g) of the definition of “Eligible Property”, the greater of (1) the undepreciated GAAP book value (after taking into account any impairments) of such Property or (2) the value of such Property as calculated in accordance with clause (b) hereof without regard to the parenthetical therein, plus (e) with respect to any Unimproved Land and any Mortgage Receivables secured by a first-priority Mortgage that are owned by the Borrower and/or any Subsidiary and that meet the requirements of clauses (c), (d), (f) and (g) of the definition of “Eligible Property”, the GAAP book value (after taking into account any impairments) of such Unimproved Land and Mortgage Receivables, plus (f) with respect to any other promissory notes that consist of Mortgage Receivables secured by Mortgages that are not a first-priority Mortgage or promissory notes secured by a pledge of direct or indirect equity interests in a real property-owning entity (each a “mezzanine loan”), that are owned by the Borrower and/or any Subsidiary and that meet the requirements of clauses (c), (d), (f) and (g) of the definition of “Eligible Property”, the GAAP book value (after taking into account any impairments) of such promissory note (excluding the portion of the GAAP book value of any promissory note which exceeds 75% of the value of the collateral securing the loan evidenced by such note, where the value of such collateral is determined as follows: (i) if, as of the date of determination, the promissory note was created either during the current fiscal year of the obligor under the mortgage loan that is senior to such promissory note or during the most recently completed fiscal year of such obligor and prior to the delivery of financial information of such obligor for such fiscal year to the Borrower, the value determined by the Borrower in good faith at the time such promissory note was created, and otherwise (ii) (A) the NOI of the real property securing such senior mortgage loan for the most recently completed fiscal year of such obligor for which the financial information of such obligor has been reported to the Borrower as determined by the Borrower in good faith divided by the Capitalization Rate applicable to such real property, less (B) the principal balance of such senior mortgage loan and any other mezzanine loan that is senior to such promissory note). For purposes of this definition, (A) to the extent the Unencumbered Asset Value attributable to Development Properties, Transition Properties (other than the Excluded Properties), Properties owned or leased by Partially-Owned Entities, Mortgage Receivables, other promissory notes and Unimproved Land would exceed 20% of the Unencumbered Asset Value, such excess shall be excluded, and (B) if determining Unencumbered Asset Value other than at the end of a fiscal quarter, the value of any Property acquired during the current fiscal quarter shall be determined in accordance with clause (c)(i) above.
“Unencumbered NOI” means, for any period, NOI from all Eligible Properties owned by the Parent plus the Parent's Share of NOI from all Eligible Properties owned by a Subsidiary or a Partially-Owned Entity.
1.2    Further Amendments to Section 1.1. Section 1.1 of the Loan Agreement is further amended by

A.Inserting the following new definitions into such Section 1.1 in the correct alphabetical order:

“Acquisition Property” means a Property that has been owned (or ground leased) for fewer than eight (8) complete fiscal quarters.
“Excluded Properties” means those Properties listed and described on Schedule EP attached hereto.
“Partially-Owned Entity” means any Subsidiary of the Borrower (other than a Wholly Owned Subsidiary) or Unconsolidated Affiliate of the Borrower wherein the Borrower or a Wholly-Owned Subsidiary has control, in such Subsidiary's or Unconsolidated Affiliate's constituent documents, to cause or prevent sales, refinancings or other dispositions of such Subsidiary's or Unconsolidated Affiliate's Properties or to trigger “buy/sale” rights in connection therewith.
“Transition Property” means, as of any date of determination, a completed Property that (x) is not an Acquisition Property or a Development Property, and was not an Acquisition Property or a Development Property in the fiscal quarter immediately prior to such date of determination, (y) had previously achieved an Occupancy Rate of at least 80%, and (z) has ceased to have an Occupancy Rate of at least 80%. A Property shall be treated as a Transition Property until the earlier of (i) such Property achieving an Occupancy Rate of at least 80% after the Agreement Date, if such Property was a Transition Property on the Agreement Date, or after the date on which such Property most recently became a Transition Property, if such Property became or again becomes a Transition Property after the Agreement Date, or (ii) the end of the eighth (8th) complete fiscal quarter after the Agreement Date or such later date on which such Property most recently became a Transition Property.
B.Replacing all references to the words “CBD and Urban Infill Property” with the words “CBD or Urban Infill Property”, and replacing all references to the words “CBD and Urban Infill Properties” with the words “CBD or Urban Infill Properties”.

C.In the definition of “Fixed Charges”, adding the word “actually” between the words “Preferred Dividend' and “paid” in the fifth line.

D.In the definition of “Person”, replacing the word “or” between the words “trust” and “unincorporated organization” with a comma and adding the words “or other business entity” after the words “unincorporated organization” in the second line.

E.In the definition of “Subsidiary”, adding the clause “, and, for the Parent or the Borrower, shall include all Persons which are required to be consolidated with the Parent or the Borrower in accordance with GAAP” to the end of the definition.

F.Deleting the definition “Yield”.

1.3    Amendment to Section 4.1(a). Section 4.1(a) of the Loan Agreement is amended and restated in its entirety to read as follows:

“(a)    Additional Costs. The Borrower shall within five (5) Business Days following the Agent's demand therefore, pay to the Agent for the account of each affected Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder (such amounts shall be based upon a reasonable allocation thereof by such Lender to any LIBOR Loans made by such Lender hereunder), any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loan (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), to the extent resulting from any Regulatory Change and solely to the extent that such Lender generally imposes such Additional Costs on other borrowers of such Lender in similar circumstances, that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of its Loan (other than Excluded Taxes); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of Adjusted LIBOR for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender; or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).”
1.4    Amendment to Section 4.6. Section 4.6 of the Loan Agreement is amended and restated in its entirety to read as follows:

“If the obligation of any Lender to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1(b) or 4.3, then such Lender's LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1(b) or 4.3, if such Lender has determined in good faith that it may not lawfully continue to maintain any LIBOR Loans to the end of the then current Interest Period, then on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) (without payment of any amount that Borrower would otherwise be obligated to pay pursuant to Section 4.4) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 that gave rise to such Conversion no longer exist:

(a)to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)any portion of such Lender's Loans that would otherwise be Continued by such Lender as LIBOR Loans shall be Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans of other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with the respective unpaid principal amount of the Loans held by each of the Lenders.”
1.5    Amendment to Section 7.5. Section 7.5 of the Loan Agreement is amended to delete the words “and rates” in the penultimate line.

1.6    Amendment to Section 8.5(b). Section 8.5(b) of the Loan Agreement is amended and restated in its entirety to read as follows:

“(b)    In addition, the Parent and the Borrower may deliver Information required to be delivered pursuant to Sections 8.1, 8.2, and 8.4(b) and (c) by posting any such Information to the Parent's internet website (as of the Agreement Date, www.piedmontreit.com) or to the website of the Securities and Exchange Commission (www.sec.gov). Any such Information provided in such manner shall only be deemed to have been delivered to the Agent or a Lender (i) on the date on which the Agent or such Lender, as applicable, receives notice from the Borrower that such Information has been posted and (ii) only if such Information is publicly available without charge on such website. If for any reason, the Agent or a Lender either did not receive such notice or after reasonable efforts was unable to access such website, then the Agent or such Lender, as applicable, shall not be deemed to have received such Information. In addition to any manner permitted by Section 12.1, the Borrower may notify the Agent or a Lender that Information has been posted to such a website by causing an e-mail notification to be sent to an e‑mail address specified from time to time by the Agent or such Lender, as applicable. Notwithstanding the foregoing, (i) the Agent and each Lender is responsible for signing up, and agrees to signup, for e-mail notifications by selecting "E-mail Alerts" on Parent's Investor Relations webpage at http//investor.piedmontreit.com and submitting the e-mail address to which the Agent or such Lender, as the case may be, desires to have e-mail notifications delivered to the Agent or such Lender and the Agent and each Lender hereby agree that such e-mail notifications to such e-mail addresses will satisfy the notification requirements of this subsection (b), and (ii) failure of the Agent or any Lender to signup for such e-mail notifications or to keep such e-mail addresses current shall relieve the Borrower from any obligation to provide e-mail notifications to the Agent or such Lender in order to for the Borrower to be entitled to deliver Information required to be delivered pursuant to Sections 8.1, 8.2, and 8.4(b) by posting such Information to the Parent's internet website.”
1.7    Amendment to Section 9.1(a). Section 9.1(a) of the Loan Agreement is amended and restated in its entirety to read as follows:

“(a)    Maximum Leverage Ratio. The ratio of (i) Total Indebtedness (net of, as of such date of determination, an amount equal to the lesser of (x) the amount of unrestricted cash and cash equivalents in excess of $30,000,000 and (y) the amount of Total Indebtedness that matures within 24 months of such date of determination) to (ii) Total Asset Value, to exceed 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then such failure to comply with the foregoing covenant shall not constitute a Default or an Event of Default and the Parent shall be deemed to be in compliance with this Section 9.1(a) so long as (1) the Parent's failure to comply with the foregoing covenant is in connection with the Parent's (or any Consolidated Subsidiary's) acquisition of a portfolio of Properties with a purchase price of at least 5.0% of Total Asset Value, (2) such acquisition is otherwise permitted hereunder, (3) such ratio does not exceed 0.60 to 1.00 for a period of more than four consecutive fiscal quarters and (4) such ratio has not exceeded 0.60 to 1.00 at any other time during the current fiscal year of the Parent.”
1.8    Amendment to Section 9.6(a). Section 9.6(a) of the Loan Agreement is amended by deleting the words “Section 9)” at the end of such section and substituting the words “Section 9.1” in place thereof.

1.9    Amendment to Section 10.1(e)(iv). Section 10.1(e)(iv) of the Loan Agreement is amended by deleting the amount “$30,000,000” on the fourth line thereof and substituting the amount “$50,000,000” in place thereof.

1.10    Amendment to Section 12.11. Section 12.11 of the Loan Agreement is amended by deleting the word “enforceability” on the third line thereof and substituting the word “unenforceability” in place thereof.

1.11    Addition to Schedule EP. The Loan Agreement is amended by inserting the attached Schedule EP at the end of the Loan Agreement.

1.12    Conforming Amendments. For the avoidance of doubt, the intent of this Amendment No. 1 is to incorporate into the Loan Agreement changes conforming to the applicable and corresponding definitions, representations, covenants and defaults in the Existing Revolving Credit Facility as of the Amendment Effective Date. Accordingly, to the extent that any of the definitions, representations, covenants or defaults in the Loan Agreement as amended by this Amendment No. 1 (excluding the values set forth in the table contained in the definition of “Applicable Margin”, the definition of “Requisite Lenders”, dates and references to dates or “to the date hereof” in the representations in Section 6.1, Section 6.2, and each of Articles II, III (other than Section 3.12), V, X (other than Section 10.1, but excluding Section 10.1(n)), XI and XII) do not conform to the applicable and corresponding definitions, representations, covenants and defaults in the Existing Revolving Credit Facility as of the Amendment Effective Date, such definitions, representations, covenants and defaults in the Loan Agreement as modified by the Amendment No. 1 shall be deemed modified or restated in a manner consistent with such corresponding definitions, representations, covenants and defaults in the Existing Revolving Credit Facility as of the Amendment Effective Date.

SECTION 2. REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Agent to enter into this Amendment No. 1, each of the Parent and the Borrower represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:
(i)The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of this Amendment No. 1 and the Loan Agreement as amended by this Amendment No. 1 to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. This Amendment No. 1 has been duly executed and delivered by the duly authorized officers or other representatives of the Borrower and Parent and is a legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally;

(ii)    The execution, delivery and performance of each of this Amendment No. 1 and the Loan Agreement as amended by this Amendment No. 1 in accordance with its terms do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or Parent; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower or Parent, or any indenture, agreement or other instrument to which the Borrower or Parent is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or Parent;
(iii)    the representations and warranties of the Parent and the Borrower contained in Article VI of the Loan Agreement are and will be true and correct in all material respects on and as of the date hereof and the Amendment Effective Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date and except for changes in factual circumstances not prohibited by the Loan Agreement; and
(iv)    no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 1 that would constitute a Default or Event of Default.
SECTION 3. CONDITIONS TO EFFECTIVENESS

Except as set forth below, Section 1 of this Amendment No. 1 shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Amendment Effective Date”):
A.    The Borrower, the Parent, the Agent, and the Requisite Lenders shall have indicated their consent hereto by the execution and delivery of the signature pages hereof to the Agent, including, in the case of Parent, the signature page to the Reaffirmation of Facility Guaranty attached to this Amendment No. 1.

B.    The Agent shall have received a secretary's certificate from the Borrower (i) either confirming that there have been no changes to its organizational documents since November 22, 2011, or if there have been changes to the Borrower's organizational documents since such date, certifying as to such changes, and (ii) certifying as to resolutions and incumbency of officers with respect to this Amendment No. 1 and the transactions contemplated hereby.

C.    The Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 12.2 of the Loan Agreement), incurred in connection with this Amendment No. 1.

SECTION 4. MISCELLANEOUS

A.    Reference to and Effect on the Loan Agreement and the Other Loan Documents.

(i)    On and after the effective date of this Amendment No. 1, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.
(ii)    Except as specifically amended by this Amendment No. 1, the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(iii)    The execution, delivery and performance of this Amendment No. 1 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under the Loan Agreement or any of the other Loan Documents.
B.    Headings. Section and subsection headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose or be given any substantive effect.

C.    Applicable Law. THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAW.

D.    Counterparts; Effectiveness. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment No. 1 (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 3 hereof) shall become effective upon the execution of a counterpart hereof by the Borrower and the Requisite Lenders. Unless set forth in writing to the contrary, execution of this Amendment No. 1 by a Lender shall be deemed conclusive evidence that the conditions precedent to effectiveness set forth in Section 3 shall have been satisfied or waived to the satisfaction of such Lender.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
BORROWER:
PIEDMONT OPERATING PARTNERSHIP, LP

By:	Piedmont Office Realty Trust, Inc., its General Partner
By:    ______________________________________
Name:
Title:

PARENT:
PIEDMONT OFFICE REALTY TRUST, INC.
By:    _______________________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Agent and as a Lender

By:    ________________________________________________
Name: Brendan M. Poe
Title: Executive Director

PNC BANK, NATIONAL ASSOCIATION

By:    ______________________________________
Name:
Title:

SUNTRUST BANK

By:    ______________________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:    _____________________________________
Name:
Title:

WELLS FARGO BANK, N.A.

By:    ________________________________________________
Name:
Title:

ROYAL BANK OF CANADA

By:    ________________________________________________
Name:
Title:

Reaffirmation of Facility Guaranty

The undersigned Guarantor hereby (a) acknowledges the foregoing Amendment No. 1, (b) reaffirms its guaranty of the Guarantied Obligations (as defined in the Facility Guaranty executed and delivered by such Guarantor) under or in connection with the Loan Agreement, as modified by this Amendment No. 1, in accordance with the Facility Guaranty executed and delivered by such Guarantor, and (c) confirms that its Facility Guaranty shall remain in full force and effect after giving effect to this Amendment No. 1.

[Signature Pages Follow]

GUARANTOR:

PIEDMONT OFFICE REALTY TRUST, INC. By: ___________________________________ Name: Title:

SCHEDULE EP

Excluded Properties

Building	City	State	Total SF
One Independence Square	Washington	DC	333,815
3100 Clarendon Boulevard	Arlington	VA	249,548
9211 Corporate Boulevard	Rockville	MD	115,282
9221 Corporate Boulevard	Rockville	MD	115,315
9200 Corporate Boulevard	Rockville	MD	108,518
6021 Connection Drive	Irving	TX	223,470

TOTAL			1,145,948

1